Exhibit 99.1
INDEPENDENT AUDITORS' REPORT
To the Stockholders and Board of Directors of
Cousins Properties Incorporated
Atlanta, Georgia

We have audited the accompanying combined statement of revenues and certain operating expenses of Northpark Town Center (the Buildings) for the year ended December 31, 2013, and the related notes to the financial statement.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of this combined financial statement in accordance with accounting principles generally accepted in the United States of America and in accordance with applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a combined financial statement that is free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on this combined financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statement. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the combined financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Buildings for the year ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America and in accordance with applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired.

Disclaimer of Opinion on Statement of Revenues and Certain Operating Expenses for the Six Months ended June 30, 2014
Because we were not engaged to audit the combined statement of revenues and certain operating expenses for the six months ended June 30, 2014, we did not extend our auditing procedures to enable us to express an opinion on the results of operations for the six months ended June 30, 2014. Accordingly, we express no such opinion on the results of operations for the six months ended June 30, 2014.
Emphasis of Matter
We draw attention to note 2 to the accompanying combined financial statement, which describes that the combined statement of revenues and certain operating expenses of the Buildings was prepared for the purpose of complying with the rules of the Securities and Exchange Commission (for the inclusion on Form 8-K of Cousins Properties Incorporated) and is not intended to be a complete presentation of the Buildings’ revenues and expenses. Our opinion has not been modified with respect to this matter.

/s/ Frazier & Deeter, LLC
Atlanta, GA
October 1, 2014

Northpark Town Center
Combined Statements of Revenues and Certain Operating Expenses

	Six Months Ended June 30, 2014 (Unaudited)	Year Ended December 31, 2013 (Audited)
Revenues:
Rental revenue	$16,366,830	$32,171,783
Tenant reimbursements	323,611	686,446
Other revenue	422,404	136,993
Total revenues	17,112,845	32,995,222

Certain operating expenses:
Real estate taxes	1,744,233	3,717,296
Cleaning and maintenance	1,721,585	3,562,898
Utilities	1,584,485	2,985,440
Security and parking	644,904	1,344,821
Management and personnel	500,537	1,068,523
Insurance	116,971	237,864
Other expenses	263,446	575,826
Total certain operating expenses	6,576,161	13,492,668

Revenues in excess of certain operating expenses	$10,536,684	$19,502,554

The accompanying notes are an integral part of the combined statements of revenues and certain operating expenses.

Northpark Town Center
Notes to Combined Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2014 (Unaudited) and the Year Ended December 31, 2013 (Audited)

1. Description of Real Estate Property Acquired

On October 1, 2014, Cousins Properties Incorporated (“Cousins”) acquired the Northpark Town Center office properties and related parking garages (the “Buildings”). Northpark Town Center is a complex of three Class A office buildings consisting of approximately 1.5 million square feet, located in the Central Perimeter Submarket of Atlanta, Georgia. Total consideration for the acquisition was approximately $348 million.

2. Basis of Accounting

The accompanying combined statements of revenues and certain operating expenses (which include the results of operations of the three office buildings and their related parking garages known as Northpark Town Center) are presented in conformity with accounting principles generally accepted in the United States of America and in accordance with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. Accordingly, the combined statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the combined statements will not be comparable to the combined statements of operations of the Buildings after their acquisition by Cousins and are not intended to be a complete representation of the Buildings’ revenues and expenses.

3. Significant Accounting Policies

Revenue

Revenues are comprised primarily of office rent (including amortization of deferred rent), tenant reimbursement of operating expenses (recoveries), parking revenue, and other ancillary revenue. As a lessor, the Company has retained substantially all of the risks and benefits of ownership of the Buildings and accounts for its leases with its tenants as operating leases. Income on leases, which includes scheduled increases in rental rates during the lease term and/or abated rent payments for various periods following the tenant's lease commencement date, is recognized on a straight-line basis over the terms of the respective leases when collectability is reasonable assured. A deferred rent receivable is recognized, representing the excess of rental revenue recognized on a straight-line basis over cash received pursuant to the applicable lease provisions, net of amounts that may become uncollectible in the future. The adjustment to this receivable, reflected in the “rental revenue” line item in the combined statements of revenues and certain operating expenses, increased rental revenue by approximately $544,000 and $2.3 million for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively.

Building leases generally provide for the reimbursement of operating expenses, or in certain cases increases in operating expenses above a base year amount, payable to the Company in equal installments throughout the year based on estimated operating expenses, and are recorded as revenue. Any differences between the estimated operating expenses and actual amounts incurred are adjusted at year end. No significant adjustments were required as of June 30, 2014.

Lease termination fee revenue, included in the “other revenue” line item in the combined statement of revenues and certain operating expenses, is generally recognized on a straight line basis over the remaining lease term pursuant to the lease termination agreement with the tenant. If the Company and the tenant have continuing relationships or the Company has any remaining obligations to the tenant, the recognition of lease termination fee revenue is dependent upon the terms of the termination agreement. Lease termination fee revenue for the six month period ended June 30, 2014, was approximately $367,000. There was no lease termination fee revenue during the year ended December 31, 2013.

Northpark Town Center
Notes to Combined Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2014 (Unaudited) and the Year Ended December 31, 2013 (Audited)

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

Subsequent events have been evaluated through October 1, 2014, the date the accompanying statements of revenues and certain operating expenses were available to be issued.

Legal Contingencies

The Buildings are subject to various legal proceedings, claims, and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance. Management makes assumptions and estimates concerning the likelihood and amount of any potential loss relating to these matters using the latest information available. The Buildings record a liability for litigation if an unfavorable outcome is probable and the amount of loss or range of loss can be reasonably estimated. If an unfavorable outcome is probable and a reasonable estimate of the loss is a range, the Buildings accrue the best estimate within the range. If no amount within the range is a better estimate than any other amount, the Buildings accrue the minimum amount within the range. If an unfavorable outcome is probable but the amount of the loss cannot be reasonably estimated, the Buildings disclose the nature of the litigation and indicate that an estimate of the loss or range of loss cannot be made. If an unfavorable outcome is reasonably possible and the estimated loss is material, the Buildings disclose the nature and estimate of the possible loss of the litigation. The Buildings do not disclose information with respect to litigation where an unfavorable outcome is considered to be remote or where the estimated loss would not be material. Based on current expectations, such matters, both individually and in the aggregate, are not expected to have a material adverse effect on the accompanying combined statement of revenues and certain operating expenses.

4. Description of Leasing Arrangements

As of June 30, 2014, three tenants leased approximately 7%, 5%, and 5% of the Buildings' net rentable square footage, respectively, contributing approximately 9%, 7%, and 5% of the rental revenue, excluding amortization of deferred rent, for the six months ended June 30, 2014, respectively. As of December 31, 2013, these tenants leased approximately 7%, 5%, and 5% of the Buildings' net rentable square footage, respectively, contributing approximately 10%, 6%, and 7% of the rental revenue, excluding amortization of deferred rent, for the year ended December 31, 2013, respectively.

5. Rental Revenue Under Operating Leases

Refer to Note 3, Significant Accounting Policies, for a description of the Company’s policy for revenue under operating leases. Future minimum rental revenue for non-cancelable operating leases (base rents) excluding tenant reimbursements of operating expenses as of December 31, 2013 are as follows (in thousands):

Year Ended December 31,
2014	$31,052
2015	30,861
2016	27,492
2017	22,263
2018	17,023
Thereafter	40,441
Total	$169,132

Northpark Town Center
Notes to Combined Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2014 (Unaudited) and the Year Ended December 31, 2013 (Audited)

As of December 31, 2013, the weighted average minimum rental rate was $25.55 per square foot and the weighted average lease term was 5.0 years. As of June 30, 2014, the weighted average minimum rental rate was $26.59 per square foot and the weighted average lease term was 4.5 years.

6. Interim unaudited financial information
The combined statement of revenues and certain operating expenses for the six months ended June 30, 2014 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.